Exhibit 99.1

News Release
Sunoco LP Maintains Quarterly Distribution
4Q 2018 Earnings Release and Earnings Call Dates Also Announced
DALLAS, January 25, 2019 - Sunoco LP (NYSE: SUN) (“SUN”) announced that the Board of Directors of its general partner declared a quarterly distribution for the fourth quarter of 2018 of $0.8255 per common unit, which corresponds to $3.3020 per common unit on an annualized basis. The distribution will be paid on February 14, 2019 to common unitholders of record on February 6, 2019.
SUN will release its fourth quarter 2018 financial and operating results after the market closes on Wednesday, February 20. In conjunction with the news release, management will hold a conference call on Thursday, February 21 at 9:30 a.m. Central Time (10:30 a.m. Eastern Time) to discuss SUN’s results.

By Phone:
Dial 877-407-6184 (toll free) or 201-389-0877 at least 10 minutes before the call. A replay will be available through February 28, 2019 by dialing 877-660-6853 (toll free) or 201-612-7415 and using the conference ID 13686184#.

By Webcast:
Connect to the webcast via the Events and Presentations pages of SUN's Investor Relations website at www.SunocoLP.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.

About Sunoco LP
Sunoco LP (NYSE: SUN) is a master limited partnership that distributes motor fuel to approximately 10,000 convenience stores, independent dealers, commercial customers and distributors located in more than 30 states. SUN’s general partner is owned by Energy Transfer Operating, L.P., a wholly owned subsidiary of Energy Transfer LP (NYSE: ET).

Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat 100 percent of Sunoco LP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Sunoco LP's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Contacts
Scott Grischow
Senior Director - Investor Relations and Treasury
(214) 840-5660, scott.grischow@sunoco.com

Derek Rabe, CFA
Manager - Investor Relations, Growth and Strategy
(214) 840-5553, derek.rabe@sunoco.com

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